EXCHANGE AND AMENDMENT AGREEMENT

THIS EXCHANGE AND AMENDMENT AGREEMENT (this "Agreement"), dated as of May 12, 2003, is made by and among Lifestream Technologies, Inc., a Nevada corporation, with headquarters located at 510 West Clearwater Loop, Suite 101, Post Falls, Idaho 83854 (the "Company"), and the undersigned investors (individually, an "Investor" and collectively, the "Investors").

WHEREAS:

A. The Investors currently are the holders of: (i) those certain Convertible Term Notes of the Company (collectively, the "Notes"), which Notes are convertible into certain shares (collectively, the "Note Shares") of the Company's common stock, par value $0.001 per Share (the "Common Stock"); and (ii) those certain Warrants to Purchase Shares of Common Stock of the Company (collectively, the "Warrants"), which Warrants are exercisable for certain shares of Common Stock (collectively, the "Warrant Shares"), all as more particularly set forth underneath each Investor's name on Schedule A attached hereto;

B. Upon the terms and conditions set forth in this Agreement, the Company wishes to exchange the Warrants, and each of the Investors wishes to allow the Company to exchange the Warrants, for shares of Common Stock in the respective amounts set forth opposite each Investor's name on Schedule B (collectively, the "Common Shares");

C. Upon the terms and conditions set forth in this Agreement, the Company and each of the Investors wish to amend the Notes in certain respects, by executing and delivering amended and restated Notes in the form attached hereto as Exhibit A (the "Form of Restated Note" and, as executed, individually, the "Restated Note" and collectively, the "Restated Notes"); and

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Form of Registration Rights Agreement" and, as executed, the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The exchange of the Warrants and issuance of the Common Shares is being made in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act.

NOW THEREFORE, the Company and the Investors hereby agree as follows:

1. EXCHANGE OF WARRANTS; AMENDMENT OF NOTES.

a. Exchange of Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall exchange from each Investor and each Investor shall tender to the Company the Warrants in the respective amounts set forth opposite such Investor's name on the Schedule B for the number of Common Shares set forth opposite each Investor's name on Schedule B.

b. Amendment of Notes. Effective as of the Closing and in further consideration of each Investor permitting the Company to exchange such Investor's Warrants, the Company and each of the Investors shall amend the terms of each Note, by executing and delivering the Restated Note with respect to each such Note, to provide generally:  (i) that the Company shall not issue any indebtedness or other obligations senior to the indebtedness evidenced by the Restated Note; (ii) that the Company shall permit the Investors and subsequent holders of the Restated Note to transfer the Restated Note to one or more transferees without the Company's consent, subject to compliance with the Securities Act and applicable state securities laws; (iii) that the Investors shall permanently waive their anti-dilution rights contained in Section 2.5 of the Note relating to future issuances of shares of Common Stock by the Company; and (iv) for the adjustment of the Conversion Price under the circumstances and according to the terms set forth in the Restated Note.

c. The Closing Date. The date of the closing of the transaction contemplated by this Agreement (the "Closing") shall be May 12, 2003, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 of this Agreement (or such later date as is mutually agreed to by the Company and the Investors) (such date, the "Closing Date"). "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in London and New York are authorized or required by law to remain closed.

d. Issuance of Common Shares; Delivery of Restated Notes and Registration Rights Agreement. On the Closing Date: (i) the Company shall issue and deliver to each Investor certificates representing that number of Common Shares set forth opposite such Investor's name on Schedule B (in such denominations and titled as such Investor shall request, the "Stock Certificates"); (ii) the Investors shall deliver the original Notes and the original Warrants to the Company; and (iii) the Company shall execute and deliver to each Investor, and each Investor shall execute and deliver to the Company, the Restated Notes for all of the Notes held by such Investor and the Registration Rights Agreement.

2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

Each Investor represents and warrants with respect to only itself that as of the date of this Agreement and as of the Closing Date:

a. Reliance on Exemptions. Such Investor understands that the Common Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations,

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warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Common Shares.

b. Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Section 3 below.

c. Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement:  (i) the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or such Investor provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("Rule 144") or other applicable exemption from registration under the Securities Act; (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Shares may be pledged in connection with a bona fide margin account or other loan secured by the Common Shares.

d. Legends. Such Investor understands that, until such time as the sale of the Common Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING,

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THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if: (i) such Common Shares are registered for sale under the Securities Act; (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of such Common Shares may be made without registration under the Securities Act; or (iii) such holder provides the Company with a representation letter in a generally acceptable form relating to the sale of the Common Shares pursuant to Rule 144. Such Investor acknowledges, covenants and agrees to sell the Common Shares represented by a certificate(s) from which the legend has been removed only pursuant to: (i) a registration statement effective under the Securities Act; or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Securities Act.

e. Authorization; Enforcement. This Agreement has been, and at the Closing the Registration Rights Agreement and the Restated Notes will be (all of the foregoing agreements collectively, the "Transaction Documents"), executed and delivered on behalf of such Investor, and upon such execution and delivery will be valid and binding agreements of such Investor enforceable against such Investor in accordance with their respective terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Investors that as of the date of this Agreement and as of the Closing Date:

a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power and authorization to own its properties and to carry on its businesses as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Common Shares in accordance with the terms thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby,

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including, without limitation, the issuance of the Common Shares and the amendment and restatement of the Notes, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; and (iii) this Agreement has been, and at the Closing the Restated Notes and the Registration Rights Agreement will be, duly executed and delivered by the Company and upon such execution and delivery will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

c. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which, as of the date of this Agreement, _________________ shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.

d. Issuance of Common Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Common Shares is exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act and pursuant to similar provisions under applicable state securities laws.

e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not:  (i) result in a violation of the Certificate of Incorporation or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The American Stock Exchange applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws. Except for the filing of an additional listing application with The American Stock Exchange, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f. Indebtedness of the Company. The Company has no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due (excluding the Notes), collectively referred to as "Indebtedness") except for the Indebtedness set forth on Schedule C attached hereto.

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g. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its assets, free and clear of any Liens except immaterial Liens which would not reasonably be expected to adversely affect the use or value of such assets. For purposes of this Agreement, the term "Liens" means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind, excluding:  (i) the security interest granted to Capital South Financial Services, Inc. by the Company pursuant to that certain Loan and Security Agreement dated May 1, 2003 between the Company and Capital South Financial Services, Inc. (the "Capital South Loan and Security Agreement"); and (ii) any other valid security interest, lien or other encumbrance in the leased personal property set forth on Schedule C.

h. Seniority of Restated Notes. Upon issuance, the Restated Notes are not, and in the future shall not, be junior to any Indebtedness of the Company or any majority-owned subsidiary of the Company, excluding the amounts owed by the Company to:  (i) Capital South Financial Services, Inc. pursuant to the Capital South Loan and Security Agreement and evidenced by the accompanying Promissory Note dated May 1, 2003 (the "Loan"), as such Loan may be renewed on substantially the same terms from time to time; (ii) those lessors set forth on Schedule C that have a valid security interest in or lien on the leased personal property set forth on Schedule C; and (iii) such other creditors of the Company or other persons, if any, as may be permitted by the Investors in writing in advance in their sole and absolute discretion.

i. Fair Consideration. The Company, having been fully involved in developing the transactions contemplated hereby, and having been advised by the Company's financial and legal advisors, is satisfied that the negotiations between the Company and the Investors were conducted properly and were arm's length in nature and in good faith, and fair consideration for the Common Shares and the Restated Notes was obtained.

j. Acknowledgment Regarding the Investor's Exchange of Warrants. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and the representations and warranties made by each Investor in Section 2 hereof. The Company acknowledges and agrees that neither of the Investors is:  (i) an officer or director of the Company; or (ii) (A) a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act) or (B) an "affiliate" of the Company (as defined in Rule 144(a) promulgated under the Securities Act).

k. No Consideration Paid. The Company has not paid any commission or remuneration, directly or indirectly, to any person for the solicitation of the exchange of the Warrants for Common Shares as contemplated herein.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require

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registration of any of the Common Shares under the Securities Act or cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The American Stock Exchange, nor will the Company take any action or steps that would require registration of any of the Common Shares under the Securities Act or cause the offering of the Common Shares to be integrated with other offerings.

m. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Common Shares and the Investors' ownership of the Common Shares.

n. Material Nonpublic Information. Other than the terms of this Agreement and the transactions contemplated by this Agreement, all of which shall be publicly disclosed in the 8-K Filing (as defined in Section 4(f)), neither the Company nor any of its officers, directors, employees or agents have provided the Investors with any material, nonpublic information.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

b. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Shares for, or obtain exemption for the Common Shares for, issuance to the Investors at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the later of the date on which (a) the Investors shall have sold all of the Common Shares and the Note Shares and (b) the Notes shall no longer remain outstanding (such period, the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

d. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period:  (i) within two (2) Business Days after the filing thereof with the SEC, unless available through the EDGAR system, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities

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Act; and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

e. Listing. The Company shall promptly secure the listing of all of the Common Shares upon each national securities exchange and automated quotation system (including, without limitation, The American Stock Exchange), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all the Common Shares issued pursuant to this Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

f. Disclosure of Transactions and Other Material Information. On or before the first Business Day following the Closing Date, the Company shall file a Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, and attaching the Transaction Documents as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions:  (i) in substantial conformity with the 8-K Filing and contemporaneously therewith; and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO EXCHANGE.

The obligation of the Company to exchange the Warrants from and with each Investor and to amend and restate the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

a. Such Investor shall have executed the Transaction Documents and delivered the same to the Company.

b. Such Investor shall have delivered the original Warrants and the original Notes to the Company.

c. The representations and warranties of such Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that

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time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

6. CONDITIONS TO EACH INVESTOR'S OBLIGATION TO EXCHANGE.

The obligation of each Investor hereunder to tender and exchange the Warrants and to amend and restate the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:

a. The Company shall have executed the Transaction Documents and delivered the same to such Investor.

b. The Common Stock shall be designated for quotation on The American Stock Exchange and shall not have been suspended from trading on or delisted from such exchanges.

c. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

d. The Company shall have executed and delivered to such Investor the Stock Certificates representing the number of Common Shares set forth opposite such Investor's name on Schedule B.

e. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above (the "Resolutions").

f. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Common Shares pursuant to this Agreement in compliance with such laws.

7. INDEMNIFICATION.

In consideration of each Investor's execution and delivery of the Transaction Documents and permitting the exchange of its Warrants hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Common Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action and suits and from any

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claims, losses, costs, penalties, fees, liabilities and damages, and expenses actually suffered or actually paid by such Indemnitee in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to:  (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, provided such Indemnitee notifies the Company of its claim for indemnification under this Section 7 for such misrepresentation or breach of a representation or warranty on or before the date which is one (1) year after the date of this Agreement; (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby; or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from: (i) the execution, delivery, performance or enforcement of the Transaction Documents; or (ii) solely the status of such Investor or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party;

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provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. The Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, the Registration Rights Agreement among the parties dated as of June 28, 2001 and, until the Closing, the Notes and the Warrants, shall remain in full force and effect with respect to any securities and the transactions contemplated thereby. No provision of this Agreement, any Schedule or Exhibit, may be amended other than by an instrument in writing signed by the Company and the Investors. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three (3) Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Lifestream Technologies, Inc. 510 West Clearwater Loop, Suite 101 Post Falls, Idaho 83854 Telephone: (208) 457-9409 Facsimile: (208) 457-9509 Attention: Brett Sweezy	With a copy to: Foster Pepper & Shefelman PLLC 1111 Third Avenue, Suite 3400 Seattle, Washington 98101-3299 Telephone: (206) 447-8924 Facsimile: (206) 749-1926 Attention: Robert J. Diercks, Esq.
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If to the Investors:

RAB Europe Fund Limited
RAB Europe Partners LP
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London, E14 4QA
Telephone: 44 20 7425 8009
Facsimile: 44 20 7425 4379
Attention: Andrew Moore

With a copy to: Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661-3693 Telephone: (312) 902-5587 Facsimile: (312) 577-4571 Attention: Milton K. Buckingham, Esq.

Any party may modify its notice information by written notice given to each other party no less than five days prior to the effectiveness of such change. Written confirmation of receipt: (A) given by the recipient of such notice, consent, waiver or other communications; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Restated Notes. The Company shall not assign this Agreement or any rights without the prior written consent of each Investor. An Investor may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investors shall be entitled to pledge the Common Shares in connection with a bona fide margin account or other loan secured by such Common Shares.

h. Survival. Unless this Agreement is terminated under Section 8(j), the representations and warranties of the Company and the Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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j. Termination. In the event that the Closing shall not have occurred on or before three (3) Business Days from the date hereof due to the Company's or the Investor's failure to satisfy one or more of the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

k. Placement Agent or Exchange Agent. The Company acknowledges that it has not engaged a placement agent or exchange agent in connection with the exchange of the Warrants. The Company shall be responsible for the payment of any placement agent's fees, exchange agent fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim.

l. Remedies. Each Investor and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the Investors and the Company have caused this Exchange and Amendment Agreement to be duly executed as of the date first written above.

COMPANY: LIFESTREAM TECHNOLOGIES, INC. By: Name: Title: By: Name: Title: Director By: Name: Title: Director	INVESTOR: RAB EUROPE FUND LIMITED By: Name: Its: RAB EUROPE PARTNERS LP By: RAB Capital Limited Its: Investment Manager By: Name: Its:
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SCHEDULE A Investor Holdings
	RAB Europe Fund Ltd.	RAB Europe Partners LP
June 28, 2001 Issue Date (as amended by instruments dated July 24, 2001)
Notes Warrants	$1,870,000 principal amount 1,000,000 Warrant Shares	-- 200,000 Warrant Shares

July 18, 2001 Issue Date
Notes Warrants	$2,400,000 principal amount 1,000,000 Warrant Shares	-- 200,000 Warrant Shares

September 28, 2001 Issue Date
Notes Warrants	$500,000 principal amount 250,000 Warrant Shares	$100,000 principal amount 50,000 Warrant Shares

November 20, 2001 Issue Date
Notes Warrants	$500,000 principal amount 250,000 Warrant Shares	$100,000 principal amount 50,000 Warrant Shares

Total
Notes Warrants	$5,270,000 principal amount 2,500,000 Warrant Shares	$200,000 principal amount 500,000 Warrant Shares

SCHEDULE B Common Shares to be Issued to Investors

Investor's Name	Total Warrant Shares	Total Common Shares to be Issued

RAB Europe Fund Limited	2,500,000	833,333
RAB Europe Partners LP	500,000	166,667

SCHEDULE C INDEBTEDNESS AS OF MAY 13, 2003 Current Outstanding Capital Leases for personal property:
	Lease Information	Amount Outstanding	Lease Description
1)	American Packaging Capital P.O Box 41647 Philadelphia, PA 19101-1647 800-633-4594 Acct. # 2441760	$39,192.46	Klockner -- Blister packaging machine
2)	Dell Financial Services P.O. Box 5292 Carol Stream, IL 60197-5292 Acct. # 001-1006955-002 877-663-3355	$7,154.06	9 Dell Computers and components
3)	GE Capital (phone lease) P.O. Box 31001-0270 Pasadena, CA 91110-0270 Acct. # 6705338-004 800-633-3980	$35,808.11	Phone system upgrade
4)	American Express Business Finance P.O. Box 660631 Dallas, TX 75266-0631 Acct. # 373563 800-690-2225	$9,675.36 & $6,649.09	Cisco Networking Equipment
5)	Dell Account P.O. Box 9020 Des Moines, IA 50368-9020 Acct. # 010040755 800-685-4962	$19,841.17	Dell Computer Equipment
6)	Wells Fargo Financial Leasing P.O. Box 98789 Las Vegas, NV 89193-8789 Acct. # 42411388-1 800-221-5585	$22,798.31	IBM network Servers (portion of them)
7)	GE Capital Lease P.O. Box 31001-0497 Pasadena, CA 91110-0497 Acct. # 9050255-001 800-821-3922	$29,624.75	IBM network Servers (portion of them)
8)	Triad Leasing & Financial, Inc P.O. Box 7337 Boise, ID 83707-1337 Acct. # 0574.1 208-336-3939	$46,944.00	Z-automation (strip machine) & Misc. Furniture

Current leases for real property (Office space)
1)	Jacklin Land Company (RENT) 4752 W. Riverbend Avenue Post Falls, ID 83854	1) Kaniksu 6000 Bldg. Lease = $5,752.00/month Expires on 5/31/03, expected to re-new. 2) Sawtooth Bldg. Lease =$5,172.65/month Expires on 10/31/03, expected to re-new.
Current convertible term notes
1)	Sandy Riggs P.O. Box 143068 Spokane, WA 99214-3068	$25,000.00
2)	Commodity Management Research, Inc. Schenk, Kerst & deWinter, LLP 302 Eighth St. Suite 310 Glenwood Springs, CO 81601	$500,000.00
Other current notes
1)	Capital South Financial Services, Inc. 600 Village Trace, Suite 100 Marietta, GA 30067	$2,197,800.73 principal plus accrued interest as of May 1, 2003

EXHIBIT A Form of Restated Note

EXHIBIT B Form of Registration Rights Agreement